UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 28, 2009

Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Director

On May 28, 2009, after 27 years of service, Mr. Gary Nelson retired from the Board of Directors and from service on any Committee of the Board of Directors.

Election of Directors

At the Company’s 2009 Annual Meeting of Shareholders held on May 28, 2009 (the “Annual Meeting”), the shareholders of the Company elected the following nominees to the Company’s Board of Directors, to serve until the 2012 Annual Meeting of shareholders or until their respective successors are duly elected and qualified:

Ms. Rosemary Dittrich

Ms. Mary Ellen Domeier

Mr. Dennis Miller

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Company’s 2009 Annual Meeting of Shareholders held on May 28, 2009, the shareholders of the Company approved (i) an amendment to Article IV of the Company’s Articles of Incorporation to provide that the number of directors on the Board shall be no fewer than seven, but no more than nine, and (ii) an amendment to Article V of the Company’s Articles of Incorporation regarding director liability updating the language to refer to current statutes.

A copy of the amended and restated Articles of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Exhibits

3.1 – Amended and Restated Articles of Incorporation of New Ulm Telecom, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2009	New Ulm Telecom, Inc.

	By:	/s/ Nancy Blankenhagen
Nancy Blankenhagen
	Its:	Chief Financial Officer